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                                                                     EXHIBIT 1.1

                            National Processing, Inc.

                                6,000,000 Shares*
                                  Common Stock
                               (without par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                    ______, 1996

Salomon Brothers Inc
Montgomery Securities
NatCity Investments, Inc.
Smith Barney Inc.
  As Representatives of the several Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Ladies and Gentlemen:

                  National Processing, Inc., an Ohio corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 6,000,000 shares (the "Underwritten Securities") of Common Stock, without par value ("Common Stock"), of the Company. The Company also proposes to grant to the Underwriters an option to purchase up to 900,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The Company is a holding corporation that was organized to own all of the capital stock of National Processing Company, a Kentucky corporation ("NPC").


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*        Plus an option to purchase from National Processing, Inc. up to 900,000 additional shares to cover over-allotments.

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                  1. REPRESENTATIONS AND WARRANTIES. The Company and NPC,
jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Agreement are defined in paragraph (iii) of this Section 1.

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-05507) on Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or
         (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Prospectus.

                  (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that neither the Company nor NPC make any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on




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         behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (iii) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (i) of this Section 1 and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean
         (i) the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended, and (ii) in the event any registration statement is filed by the Company pursuant to Rule 462(b) that relates to the offering and sale of the Securities, shall also mean such registration statement. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424," "Rule 430A" and "Rule 462(b)" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  (iv) Each of the Company and NPC, and each of NPC Internacional S.A. de C.V., a Mexican corporation; B. & L. Consultants, Inc., a Massachusetts corporation; and NPC Check Services, Inc., a Delaware corporation (each such subsidiary being a "Subsidiary" and collectively referred to as the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition or results of operation of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); no proceeding has been instituted or threatened in any such jurisdiction seeking to revoke, limit or curtail such power and authority or qualification, which, if successful, would have a Material Adverse Effect.



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                  (v) The Company does not own or control, directly or
         indirectly, any interest in any corporation, association or other entity other than NPC and the Subsidiaries; all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and except for directors' qualifying shares, are owned by the Company, either directly or indirectly through NPC or one of the other Subsidiaries, free and clear of any security interest, claim, lien, or other encumbrance.

                  (vi) All outstanding shares of capital stock of the Company and NPC have been duly authorized and validly issued and are fully paid and nonassessable, were issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, all of the shares of outstanding stock of NPC are owned by the Company, and the authorized, issued and outstanding capitalization of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state in all material respects the substance of the instruments defining the capitalization of the Company); the Underwritten Securities and the Option Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any security interest, claim, lien, equity or other encumbrance; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Underwritten Securities or Option Securities or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Securities except as may be required under the Act or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus (A) neither the Company, NPC nor any Subsidiary has outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments, whether direct or indirect, to issue or sell, shares of capital stock of the Company, NPC or such Subsidiary, as the case may be, and (B) there are no registration rights or similar rights of any person with respect to the capital stock of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.



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                  (vii) Ernst & Young LLP, which has examined the consolidated financial statements of the Company and its subsidiaries, together with the related schedules and notes, as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which are included in the Prospectus filed with the Commission as a part of the Registration Statement, are independent accountants within the meaning of the Act and the rules thereunder; the audited consolidated financial statements of the Company its subsidiaries, together with the related schedules and notes forming part of the Registration Statement and Prospectus, fairly present the consolidated financial position, results of operations, cash flows and shareholder's equity of the Company, NPC and the Subsidiaries at the respective dates or for the respective periods to which they apply; and all audited consolidated financial statements of the Company and its subsidiaries, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on the basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                  (viii) The Company and NPC have the full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of, and the performance by each of the Company and NPC of their respective obligations under, this Agreement have been duly and validly authorized by each of the Company and NPC, and this Agreement has been duly executed and delivered by each of the Company and NPC and constitutes the valid and legally binding agreement of each of the Company and NPC, enforceable against each of the Company and NPC in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (ix) None of the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company or NPC, or the consummation of the transactions herein contemplated (A) requires any consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, NPC, any Subsidiary or any of their respective properties (collectively, a "Consent"), except such as may be required for the registration of the Securities under the Act, under the Securities Exchange Act of 1934, as amended, or under state or other securities or Blue Sky laws, all of which requirements have been or will be satisfied in all material respects; (B) will result in a material breach or violation of any of the terms and provisions of, or constitute a breach of or default under, (x) any bond, debenture, note or other evidence




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         of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or other instrument to which the Company, NPC or any Subsidiary is a party or by which any of them or their respective properties may be bound,
         (y) the articles of incorporation or bylaws of the Company, NPC or any Subsidiary, or (z) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, NPC or any Subsidiary or any of their respective properties; or (C) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, NPC or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective property or assets is subject.

                  (x) Each of the Company, NPC and the Subsidiaries is in possession of and operating in compliance with all authorizations, certificates of convenience and necessity, easements, rights-of-way, operating rights, consents, orders, permits, licenses, franchises and authorizations from state, federal, and other governmental authorities ("Permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, all of which are valid and in full force and effect, except for any noncompliance, invalidity or ineffectiveness that would not have a Material Adverse Effect. Except as described in the Prospectus, none of such Permits contains any material limitation on the ability of the Company, NPC or any of the Subsidiaries to own their respective properties or to conduct their business in the manner described in the Prospectuses. Neither the Company, NPC nor any of the Subsidiaries has received notice of any proceedings relating to the revocation or material modification of any such Permit.

                  (xi) Except as set forth in the Registration Statement and Prospectus, (A) each of the Company, NPC and the Subsidiaries has good and marketable title to all property and assets described in the Registration Statement and Prospectus as being owned by it, free and clear of any pledge, lien, security interest, encumbrance or claim, other than such as would not have a Material Adverse Effect; (B) the agreements to which the Company, NPC or any Subsidiary is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company, NPC or such Subsidiary, respectively, and, to the Company's and NPC's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements; and (C) each of the Company, NPC and the Subsidiaries has valid, subsisting and enforceable leases or subleases for all properties described in the Registration Statement and Prospectus as being held under lease by it.

                  (xii) Each of the Company, NPC and the Subsidiaries owns or possesses the rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights and licenses and other intellectual property rights ("Intellectual Property") that are described in the Registration Statement and Prospectus as being owned by (or licensed to) it or that are necessary to conduct its




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         businesses as described in the Registration Statement and Prospectus;
         the expiration of any Intellectual Property would not have a Material Adverse Effect; neither the Company nor NPC have received any notice of, and they have no knowledge of, any infringement of or conflict with asserted rights of the Company, NPC or any of the Subsidiaries by others with respect to any Intellectual Property; and neither the Company nor NPC have received any notice of, and they have no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (xiii) Neither the Company, NPC nor any of the Subsidiaries is in violation or default of (A) their respective articles of incorporation or bylaws; (B) any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or other instrument to which the Company, NPC or such Subsidiary, respectively, is a party or by which any of their respective properties may be bound; or (C) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, NPC or such Subsidiary, respectively, or over their properties and of which the Company or NPC have knowledge, except for violations or defaults which, in the case of clauses (B) or
         (C) of this Section 1, do not or would not have a Material Adverse Effect.

                  (xiv) There is not pending or, to the Company's and NPC's knowledge, threatened any action, suit, claim or proceeding against the Company, NPC or any Subsidiary, or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, NPC or such Subsidiaries, respectively, or over their respective officers or properties or otherwise which (A) might reasonably be expected to result in any Material Adverse Effect;
         (B) might prevent consummation of the transactions contemplated hereby; or (C) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or other documents of the Company, NPC or any Subsidiary of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the rules thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

                  (xv) To the Company's and NPC's knowledge, no labor disturbance by the employees of the Company, NPC or any of the Subsidiaries exists or is imminent. No collective bargaining agreement exists with any of the Company's, NPC's or the Subsidiaries' employees and, to the Company's knowledge, no such agreement is imminent.



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                  (xvi) To the Company's and NPC's knowledge and except as set forth in the Registration Statement and Prospectus, (A) each of the Company, NPC and the Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business; (B) neither the Company, NPC nor any of the Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus; and
         (C) no property which is owned, leased or occupied by the Company, NPC or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

                  (xvii) All necessary federal, state and foreign income and franchise tax returns, including, without limitation, consolidated federal income tax returns of the "affiliated group" (as defined in section 1504(a) of the Internal Revenue Code of 1986, as amended) that includes the Company or any predecessor of or successor to the Company, and all taxes shown thereon, and any other assessment, fine or penalty, attributable to the Company and its Affiliates have been paid, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company and the Subsidiaries or its Affiliates that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries, taken as a whole; and all tax liabilities are adequately provided for on the books of the Company. "Affiliate" means, with respect to another entity, any entity directly or indirectly controlling, controlled by or under control with, such other entity. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise.

                  (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, NPC and the Subsidiaries, taken as a whole;
         (B) any transaction or series of related transactions that is material to the Company, NPC and the Subsidiaries, taken as a whole, except transactions entered into in the ordinary course of business; (C) any obligation, direct or contingent, incurred by the Company, NPC or any Subsidiary that is material to the Company, NPC and the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business; (D) any change in the capital stock or outstanding indebtedness of the Company, NPC or the Subsidiaries that is material to the Company and NPC, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or




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         (F) any loss or damage (whether or not insured) to the property of the
         Company, NPC or the Subsidiaries which has been sustained and which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, NPC and the Subsidiaries, taken as a whole.

                  (xix) The Common Stock has been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

                  (xx) No holder of options to purchase capital stock of the Company may exercise such options within the 90-day period following the Execution Time.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $__.__ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on __________, 1996, or such later date (not later than __________, 1996) as the
Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefor to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York




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Clearing House bank and payable in same day funds or by such other manner of payment as may be agreed upon by the Company and the Representatives. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

                  The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                  If the option provided for in Section 2(b) hereof is exercised after the first business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or by such other manner of payment as may be agreed upon by the Company and the Representatives. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. INDEPENDENT UNDERWRITER. (a) The Company hereby confirms its engagement of the services of Salomon Brothers Inc as, and Salomon Brothers Inc hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" (in such capacity, the "Independent Underwriter") within the meaning of Section (c)(3) of Rule 2720 of the Rules ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Securities.

                  (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the other Underwriters that with respect to the offering and sale of Securities as described in the Prospectus, the Independent Underwriter is a "qualified independent underwriter" within the meaning of Section (c)(3) of Rule 2720.

                  (c) The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus.

                  5. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.




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                  6. AGREEMENTS. The Company agrees with the several
Underwriters that:

                  (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without furnishing you a copy for your review prior to filing and to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information; (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (ii) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act and the rules thereunder so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, during such period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 5(a), an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act or Rule 158 under the Act.

                  (iv) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (v) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any such jurisdiction or execute any general consent to service of process in any such jurisdiction), will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the NASD in connection with its review of the offering.

                  (vi) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file or cause to be filed any registration statement (other than registration statements on Form S-8) under the Act with respect to, any shares of Common Stock (other than the Securities) or any securities or options convertible into, or exchangeable or exercisable for, shares of Common Stock; PROVIDED, HOWEVER, that the Company may grant options pursuant to the Company's 1996 Stock Option Plan or the Company's Nonemployee Directors Plan, in either case, as in effect at the Execution Time, as long as any option so granted shall not become exercisable within the 90-day period immediately following the Execution Time.

                  (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and NPC contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, as applicable, to the accuracy of the statements of the Company, NPC and National City made in any certificates pursuant to the provisions hereof, to the performance by the Company and NPC of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or (ii) 12:00 Noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your reasonable satisfaction.

                  (b) The Company shall have furnished to the Representatives the opinion of Jones, Day, Reavis & Pogue, counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit A, and the opinion of ______, the [Assistant] General Counsel of National City Bank, Kentucky, in substantially the form attached hereto as Exhibit B.

                  (c) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) Each of the Company and NPC shall have furnished to the Representatives a certificate of the Company or NPC, as the case may be, signed by the President and the principal financial or accounting officer of the Company or NPC, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the

Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company or NPC, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company or NPC, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's or NPC's, as the case may be, knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, NPC and the Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (e) The Company shall have furnished to the Representatives a certificate of National City, signed by ___________ and ___________, dated the Closing Date, to the effect that National City represents and warrants to, and agrees with, each Underwriter that it has no reason to believe that the representations and warranties of the Company contained in Section 1 of the Underwriting Agreement are not true and correct.

                  (f) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                  (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company, NPC and the Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the compensation and audit committees of the Company, NPC and the Subsidiaries; and inquiries of certain officials of the Company and NPC who have responsibility for financial and accounting matters of the Company, NPC and the Subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included in
                  the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or

                           (2) with respect to the period subsequent to March
                  31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the total current liabilities or total liabilities of the Company, NPC and the Subsidiaries or capital stock of the Company or decreases in the total shareholder's equity of the Company or decreases in total current assets of the Company, NPC and the Subsidiaries, as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, operating profit, net interest (expense) income or income before income taxes or in total or per share amounts of net income of the Company, NPC and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company, NPC and the Subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company, NPC and the Subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                  (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, NPC and the Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (h) At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter in substantially the form attached hereto as Exhibit C from each officer and director of the Company, NPC and National City addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, or file or cause to be filed any registration statements (other than registration statements on Form S-8) under the Act with respect to, any shares of Common Stock beneficially owned by such person or any securities or options convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts, by will or by the laws of descent and distribution, PROVIDED that the donee, heir, or legatee agrees in writing to be bound by similar restrictions on transfer.

                  (i) At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter in substantially the form attached hereto as Exhibit D from National City addressed to the Representatives, in which National City agrees that it will not, for a period of 360 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file or cause to be filed any registration statement (other than registration statements on Form S-8) under the Act with respect to, any shares of Common Stock (other than the Securities) or any securities or options convertible into, or exchangeable or exercisable for, shares of Common Stock.

                  (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or NPC to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and/or NPC will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  9. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Company and NPC, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Company nor NPC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; PROVIDED, FURTHER, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any such controlling person) from whom the person asserting any such loss, claim, damage, liability or action purchased Securities which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the failure by such Underwriter to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Company and NPC may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, NPC and each person who controls NPC within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and NPC to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and NPC acknowledge that the statements set forth in the last paragraph of the front cover page, the [first] paragraph of the inside front cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses or it has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, and to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, except as provided in the next sentence. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 9 consist of any Underwriter or any of their respective controlling persons, or by the Company or NPC, if the indemnified parties under this Section 9 consist of the Company, NPC or any of the Company's or NPC's directors, officers or controlling persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party shall be liable for any settlement of any such action without its written consent.

                  (d) In the event that the indemnity provided in paragraph (a),
(b) or (e) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, NPC and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, NPC and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by NPC and by the Underwriters from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Salomon Brothers Inc in its capacity as Independent Underwriter be responsible for any amount in excess of the compensation received by Salomon Brothers Inc for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, NPC and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of NPC and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by NPC shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by Salomon Brothers Inc in its capacity as Independent Underwriter shall be deemed to be equal to the compensation received by Salomon Brothers Inc for acting in such capacity. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, NPC or the Underwriters. The Company, NPC and the Underwriters agree that it would not be just and equitable if contribution were determined by PRO RATA allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or NPC within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company or NPC shall have the same rights to contribution as the Company and NPC, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, each of the Company and NPC, jointly and severally, agrees to indemnify and hold harmless Salomon Brothers Inc, its directors, officers, employees and agents and each person who controls Salomon Brothers Inc within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Salomon Brothers Inc's acting as a "qualified independent underwriter" in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Company nor NPC will be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of Salomon Brothers Inc.

                  10. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company or NPC. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and NPC and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by either Federal or New York State governmental authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

                  13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1231 Durrett Lane, Louisville, Kentucky 40285-0001, attention of Richard A. Alston, with copy to Christopher M. Kelly, Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, OH 44114.

                  14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  15. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, NPC and the several Underwriters.

                            Very truly yours,

                            National Processing, Inc.

                            By:
                               --------------------------------------
                                   Name:
                                   Title:

                            National Processing Company

                            By:
                               --------------------------------------
                                   Name:
                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Montgomery Securities
NatCity Investments, Inc.
Smith Barney Inc.

By:  Salomon Brothers Inc

By:
   ---------------------------
       Name:
       Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                             Number of Shares of
                                                          Underwritten Securities
Underwriter                                                  to be Purchased
- -----------                                                  ---------------

Salomon Brothers Inc.....................................

Montgomery Securities....................................

NatCity Investments, Inc.................................

Smith Barney Inc.........................................


                                                             ---------------
                  Total..................................      ----------
